EXHIBIT 3.5

MINUTES OF ANNUAL MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to regular notice, dated December 14, 2002, the annual meeting of shareholders of Millennium Group Worldwide, Inc. was held at 23 Banton Lane, Palm Coast, Florida on December 14, 2002 at 1:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Mary White.

The first order of business was election of officers for the next year.

The following were nominated for the elected offices as indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Each candidate’s nomination was seconded, and after balloting, the following individuals were elected to the offices indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Thereupon, the newly elected officers assumed their positions and the financial statements for the previous years organizational operations were reviewed.

Mr. Jackson asked for a discussion on compensation for Mary White and himself as the effort involved in trying to put all elements together for a successful company required extensive involvement.  Mr. Perkins asked how much would be fair?  Mr. Jackson stated that $7500.00 per month for each of them for the first year and $10,000.00 per month thereafter until adequate funds were available to pay salaries of all potential employees.  Mr. Jackson further stated that if there was no successful conclusion to the efforts to have a fully operating company there would be no compensation due.  However, if there is success, then payments in accordance with the monthly figures discussed, would be made.

The President called for the question and there were none.  The vote was carried with unanimous vote.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: President

Roster of attendees:

Mary White

Charles Perkins

Julius Jackson

MINUTES OF ANNUAL MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to regular notice, dated December 13, 2003, the annual meeting of shareholders of Millennium Group Worldwide, Inc. was held at 23 Banton Lane, Palm Coast, Florida on December 13, 2003 at 1:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Julius Jackson.

The first order of business was election of officers for the next year.

The following were nominated for the elected offices as indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Each candidate’s nomination was seconded, and after balloting, the following individuals were elected to the offices indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Thereupon, the newly elected officers assumed their positions, and the financial statements for the previous years operations were reviewed.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: President

Roster:

Mary White

Charles Perkins

Julius Jackson

MINUTES OF ANNUAL MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to regular notice, dated December 11, 2004, the annual meeting of shareholders of Millennium Group Worldwide, Inc. was held at 4820 West Gandy Boulevard, Tampa, Florida on December 11, 2004 at 1:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Julius Jackson.

The first order of business was election of officers for the next year.

The following were nominated for the elected offices as indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Each candidate’s nomination was seconded, and after balloting, the following individuals were elected to the offices indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Thereupon, the newly elected officers assumed their positions, and the financial statements for the previous years operations were reviewed.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: President

Roster:

Mary White

Charles Perkins

Victor Tan

Julius Jackson

MINUTES OF ANNUAL MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to regular notice, dated December 10, 2005, the annual meeting of shareholders of Millennium Group Worldwide, Inc. was held at 23 Banton Lane, Palm Coast, Florida on December 10, 2005 at 1:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Julius Jackson.

The first order of business was election of officers for the next year.

The following were nominated for the elected offices as indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Each candidate’s nomination was seconded, and after balloting, the following individuals were elected to the offices indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Thereupon, the newly elected officers assumed their positions, and the financial statements for the previous years operations were reviewed.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: President

MINUTES OF ANNUAL MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to regular notice, dated December 10, 2006, the annual meeting of shareholders of Millennium Group Worldwide, Inc. was held at 23 Banton Lane, Palm Coast, Florida on December 28, 2006 at 1:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Julius Jackson.

The first order of business was election of officers for the next year.

The following were nominated for the elected offices as indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Each candidate’s nomination was seconded, and after balloting, the following individuals were elected to the offices indicated:

President: Mary White

Vice-President:  Charles Perkins

Secretary: Julius Jackson

Treasurer:  Charles Perkins

Chairman of the Board: Julius Jackson

Thereupon, the newly elected officers assumed their positions and the financial statements for the previous years operations were reviewed.

Under new business, the Chairman requested that the board authorize him to establish a company in The Republic of Angola, as there are potential contract and investment opportunities available to us in Angola and other countries in Africa.  It was moved and seconded that the Chairman, Mr. Julius V. Jackson Sr., be authorized to open a company or companies and sign binding agreements on behalf of the company in Angola.  The Chairman is hereby authorized to establish a company and sign all necessary documents required by The Republic of Angola and any other Country or province in Africa.

The Chairman also requested that Mr. Gordon Murdock, who had recently left Goodyear Tire of South Africa, be considered for the management of activities in Africa, if the company is successful in acquiring such business and if the board wanted to have Mr. Murdock in that position, we would pay him out of revenue generated by the businesses in Africa at an annual rate of pay of $150,000.00 per year and since we don’t have funds now to cover his out of pocket expenses, we would cover those expenses in a mutually agreeable manner and time frame.

The board agreed that it would add significant capability to our company if we would bring Mr. Murdock on and it was voted on and passed unanimously that we ask Mr. Murdock to work with us under the condition that compensation would come after revenue begins from the African operations.

The last item under new business was the discussion surrounding the potential of filing a registration statement in 2007 and the lost opportunities of Dr. David Lee and Mary White and the need for having employee benefits.  The motion was made and carried by unanimous vote to cover Mary White and Dr. David Lee with employee benefits, as they are likely to work in affiliates that might not have the revenue to cover their benefits.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: PresidentIbn

MINUTES OF A CALLED MEETING OF THE SHAREHOLDERS OF Millennium Group Worldwide, Inc.

Pursuant to rules governing a called meeting, notice was sent to board members on July 10, 2007 for a call meeting to be held on August 2, 2007 regarding the issue of converting all debt into common shares and to expand the board of directors of the corporation inclusive of outside directors.  The meeting of shareholders of Millennium Group Worldwide, Inc. was held at 23 Banton Lane, Palm Coast, Florida on August 2, 2007 at 8:00 PM.

A quorum of shareholders attended, as shown by the attached roster.

The meeting was called to order by the meeting's chairman, Julius Jackson.

The first order of business was to discuss the conversion of all debt to those who had provided loans for the operation of the company since the inception of the company to be converted into common stock and the second item was for election of additional members to the board of Directors.

The chairman noted that all loans had been made with no expectation that they would be repaid if the company did not have a successful initial public offering.  The chairman also noted that many of the individuals who had made loans to the company were interested and had the necessary knowledge base to be an asset to the company in the form of a member of the board of directors.

A motion was made by Mary White to convert all debt to stock.  The motioned was seconded, there was a call for question with none and all voted yes for the conversion of the debt to common stock.

The second item was offered by Mary white to submit a slate of individuals that we had communicated with and who expressed an interest in becoming a member of the board of directors.  The slate was presented differentiating board members who were debt holders from those who would be outside directors with no share holding in the company.

The slate was presented and voted on unanimously by the current board.  The slate elected is as follows:

Richard Corrigan

Newall Daughtrey (Outside Director)

Joseph Krall

Ronald Hoston (Outside Director)

Ronald Avery

Timothy M. Lane (Outside Director)

Patricia J. Braynon

Robert Curbelo

Joseph Johnson Jr.

Thomas S. Kornegay

Dr. W. David Lee

Gordon Murdock

After the election of the new members to the board, Charles Perkins offered to resign as treasurer and have Joe Krall take that position in conjunction with the Chief ‘Financial Officers position.  Mr. Perkins was asked to offer his resignation and nominate Mr. Krall for the position of Chief Financial Officer and treasurer.  Mr. Perkins offered his resignation, it was accepted.  Mr. Perkins nominated Mr. Krall for the position on the board as treasurer and for the company, Chief Financial Officer.  The nomination was closed and the vote was taken with Mr. Krall being elected unanimously.

Ms. Mary White offered to resign as President of the company and proposed that Julius Jackson take over the presidency.  Ms. White resigned and nominated Mr. Julius Jackson for president.  Mr. Jackson offered to resign as Secretary and suggested Ms. White serve as secretary to the corporation.  Mr. Jackson resigned as secretary to the corporation.  Mr. Perkins nominated Mr. Julius Jackson as President and Ms. Mary White as Secretary.

The nominations were closed and the vote was unanimous for Mr. Jackson as president and Ms. White as secretary.

Mr. Jackson requested the honor of notifying all debt holders that their debt has been converted to stock in the corporation and we are going to go to the public to try to raise funds to implement our business plan and as well to notify the new board members.

By unanimous consent, Mr. Jackson was given that assignment.

There being no further business to come before the meeting the same was adjourned.

Dated: _______________________________________

______________________________________________________

Secretary

______________________________________________________

Attest: President